Sub-Item 77Q1(e)

                                AMENDMENT NO. 24

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

      This Amendment dated as of December 19, 2011, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds (Invesco Investment Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                              W I T N E S S E T H :

      WHEREAS, the parties agree to amend the Agreement to remove Invesco Global Advantage Fund;

      NOW, THEREFORE, the parties agree as follows;

      1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                           EFFECTIVE DATE OF ADVISORY AGREEMENT
----------------------------------------------------   ------------------------------------
Invesco Balanced-Risk Allocation Fund                              May 29, 2009

Invesco Balanced-Risk Commodity Strategy Fund                    November 29, 2010

Invesco China Fund                                                March 31, 2006

Invesco Commodities Strategy Fund                                  June 16, 2010

Invesco Developing Markets Fund                                  September 1, 2001

Invesco Emerging Market Local Currency Debt Fund                   June 14, 2010

Invesco Emerging Markets Equity Fund                               May 31, 2011

Invesco Endeavor Fund                                            November 3, 2003

Invesco Global Health Care Fund                                  September 1, 2001

Invesco International Total Return Fund                           March 31, 2006

Invesco Pacific Growth Fund                                      February 12, 2010

Invesco Premium Income Fund                                      December 14, 2011

Invesco Small Companies Fund                                     November 3, 2003

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

      The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                      INVESCO BALANCED-RISK ALLOCATION FUND

NET ASSETS                                             ANNUAL RATE*
----------------------------------------------------   ------------
First $250 million..................................      0.95%
Next $250 million...................................     0.925%
Next $500 million...................................      0.90%
Next $1.5 billion...................................     0.875%
Next $2.5 billion...................................      0.85%
Next $2.5 billion...................................     0.825%
Next $2.5 billion...................................      0.80%
Over $10 billion....................................     0.775%

* To the extent Invesco Balanced-Risk Allocation Fund invests its assets in Invesco Cayman Commodity Fund I Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund I Ltd.

                  INVESCO BALANCED-RISK COMMODITY STRATEGY FUND

NET ASSETS                                             ANNUAL RATE*
----------------------------------------------------   ------------
First $250 million..................................     1.050%
Next $250 million...................................     1.025%
Next $500 million...................................     1.000%
Next $1.5 billion...................................     0.975%
Next $2.5 billion...................................     0.950%
Next $2.5 billion...................................     0.925%
Next $2.5 billion...................................     0.900%
Over $10 billion....................................     0.875%

* To the extent Invesco Balanced-Risk Commodity Strategy Fund invests its assets in Invesco Cayman Commodity Fund III Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Commodity Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Commodity Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund III Ltd.

                               INVESCO CHINA FUND
                         INVESCO DEVELOPING MARKETS FUND
                      INVESCO EMERGING MARKETS EQUITY FUND

NET ASSETS                                             ANNUAL RATE
----------------------------------------------------   ------------
First $250 million..................................     0.935%
Next $250 million...................................      0.91%
Next $500 million...................................     0.885%
Next $1.5 billion...................................      0.86%
Next $2.5 billion...................................     0.835%
Next $2.5 billion...................................      0.81%
Next $2.5 billion...................................     0.785%
Over $10 billion....................................      0.76%

                INVESCO EMERGING MARKET LOCAL CURRENCY DEBT FUND

NET ASSETS                                             ANNUAL RATE
----------------------------------------------------   ------------
First $500 million..................................      0.75%
Next $500 million...................................      0.70%
Next $500 million...................................      0.67%
Over $1.5 billion...................................      0.65%

                         INVESCO GLOBAL HEALTH CARE FUND

NET ASSETS                                             ANNUAL RATE
----------------------------------------------------   ------------
First $350 million..................................      0.75%
Next $350 million...................................      0.65%
Next $1.3 billion...................................      0.55%
Next $2 billion.....................................      0.45%
Next $2 billion.....................................      0.40%
Next $2 billion.....................................     0.375%
Over $8 billion.....................................      0.35%

                     INVESCO INTERNATIONAL TOTAL RETURN FUND

NET ASSETS                                             ANNUAL RATE
----------------------------------------------------   ------------
First $250 million..................................      0.65%
Next $250 million...................................      0.59%
Next $500 million...................................     0.565%
Next $1.5 billion...................................      0.54%
Next $2.5 billion...................................     0.515%
Next $5 billion.....................................      0.49%
Over $10 billion....................................     0.465%

                              INVESCO ENDEAVOR FUND
                          INVESCO SMALL COMPANIES FUND

NET ASSETS                                             ANNUAL RATE
----------------------------------------------------   ------------
First $250 million..................................      0.745%
Next $250 million...................................       0.73%
Next $500 million...................................      0.715%
Next $1.5 billion...................................       0.70%
Next $2.5 billion...................................      0.685%
Next $2.5 billion...................................       0.67%
Next $2.5 billion...................................      0.655%
Over $10 billion....................................       0.64%

                        INVESCO COMMODITIES STRATEGY FUND

NET ASSETS                                             ANNUAL RATE
----------------------------------------------------   ------------
All Assets..........................................     0.50%**

** To the extent Invesco Commodities Strategy Fund invests its assets in Invesco Cayman Commodity Fund II Ltd., a direct wholly-owned subsidiary of Invesco Commodities Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Commodities Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund II Ltd.

                           INVESCO PACIFIC GROWTH FUND

NET ASSETS                                             ANNUAL RATE
----------------------------------------------------   ------------
First $1 billion....................................      0.87%
Next $1 billion.....................................      0.82%
Over $2 billion.....................................      0.77%

                           INVESCO PREMIUM INCOME FUND

NET ASSETS                                             ANNUAL RATE
----------------------------------------------------   ------------
First $500 million..................................     0.650%
Next $500 million...................................     0.600%
Next $500 million...................................     0.550%
Over $1.5 billion...................................     0.540%

      2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                                    AIM INVESTMENT FUNDS
                                                    (INVESCO INVESTMENT FUNDS)

Attest:  Peter Davidson                       By:   /s/ John M. Zerr
         --------------------------------           ------------------------------
         Assistant Secretary                        John M. Zerr
                                                    Senior Vice President

(SEAL)

                                                    INVESCO ADVISERS, INC.

Attest:  Peter Davidson                       By:   /s/ John M. Zerr
         --------------------------------           ------------------------------
         Assistant Secretary                        John M. Zerr
                                                    Senior Vice President

(SEAL)